Exhibit 28(a)(xxxi)
SunAmerica Series Trust
Amended and Restated Establishment and Designation of Series

	WHEREAS, the Trustees of the Trust have heretofore divided the shares of beneficial interest in the Trust, without par value (the "Shares"), into forty Series (each, a "Series");

	WHEREAS, the Trustee(s) of the Trust, at a meeting held on December 11, 2014, authorized the change of the name of the Total Return Bond Portfolio, a Series of the Trust, to SA JPMorgan MFS Core Bond Portfolio, effective as of January 20, 2015;

	NOW THEREFORE, the undersigned does hereby certify that effective as of the 20th day of January, 2015, the following
Series of the Trust have been established and designated, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Aggressive Growth Portfolio
2.	Alliance Growth Portfolio
3.	Balanced Portfolio (f/k/a SunAmerica Balanced
Portfolio)
4.	Blue Chip Growth Portfolio
5.	Capital Growth Portfolio (f/k/a Goldman Sachs
Research Portfolio)
6.	Cash Management Portfolio
7.	Corporate Bond Portfolio
8.	Davis Venture Value Portfolio (f/k/a Venture Value
Portfolio)
9.	"Dogs" of Wall Street Portfolio
10.	Emerging Markets Portfolio
11.	Equity Index Portfolio
12.	Equity Opportunities Portfolio (f/k/a Federated
American Leaders Portfolio and Federated Value
Portfolio)
13.	Foreign Value Portfolio
14.	Fundamental Growth Portfolio (f/k/a Putnam
Growth: Voyager Portfolio and Putnam Growth
Portfolio)
15.	Global Bond Portfolio
16.	Global Equities Portfolio
17.	Growth-Income Portfolio
18.	Growth Opportunities Portfolio
19.	High-Yield Bond Portfolio
20.	International Diversified Equities Portfolio
21.	International Growth and Income Portfolio
22.	Marsico Focused Growth Portfolio (f/k/a Marsico
Growth Portfolio
23.	MFS Massachusetts Investors Trust Portfolio
(f/k/a MFS Growth and Income Portfolio and
Growth/Phoenix Investment Counsel Portfolio)
24.	MFS Total Return Portfolio (f/k/a
Balanced/Phoenix Investment Counsel Portfolio)
25.	Mid-Cap Growth Portfolio (f/k/a MFS Mid-Cap
Growth Portfolio)
26.	Real Estate Portfolio
27.	Small & Mid Cap Value Portfolio
28.	Small Company Value Portfolio
29.	SunAmerica Dynamic Allocation Portfolio
30.	SunAmerica Dynamic Strategy Portfolio
31.	Technology Portfolio
32.	Telecom Utility Portfolio (f/k/a Utility Portfolio and
Federated Utility Portfolio)
33.	SA JPMorgan MFS Core Bond Portfolio (f/k/a
Total Return Bond Portfolio and f/k/a Worldwide
High Income Portfolio)
34.	American Funds Asset Allocation SAST Portfolio
35.	American Funds Global Growth SAST Portfolio
36.	American Funds Growth-Income SAST Portfolio
37.	American Funds Growth SAST Portfolio
38.	VCPsm Managed Asset Allocation SAST Portfolio
(f/k/a Protected Asset Allocation SAST Portfolio)
39.	VCP Total Return Balancedsm Portfolio
40.	VCPsm Value Portfolio

1.	Each Share of each Series is entitled to all the rights and
preferences accorded to Shares under the Declaration.
2.	The number of authorized Shares of each Series is
unlimited.
3.	Each Series shall be authorized to hold cash, invest in
securities, instruments and other property, use investment
techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be
amended and supplemented from time to time ("Prospectus").
Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.
4.	With respect to each Series, (a) the purchase price of the
Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege,
(i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.
5.	The Trustees may from time to time modify any of the
relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.
6.	The designation of any Series hereby shall not impair the
power of the Trustees from time to time to designate additional
Series of Shares of the Trust.
7.	Capitalized terms not defined herein have the meanings
given to such terms in the Declaration.

	IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of the 9th day of January, 2015.



						/s/ NORI L. GABERT
						Nori L. Gabert
						Secretary

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P:\SunAmerica Series Trust\Annual Updates\2015 Update\485a Filing\Exhibits\
Exhibit 28(a)(xxxi) - SAST Amd to Estab & Desig of
Series (01-20-15).docx